EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports Third Quarter 2021 Results

London, November 3, 2021 – LivaNova PLC (NASDAQ: LIVN), a market-leading medical technology and innovation company, today reported results for the quarter ended September 30, 2021.
For the third quarter of 2021, worldwide sales from continuing operations were $253.2 million, an increase of 5.5 percent on a reported basis and 5.0 percent on a constant-currency1 basis, as compared to the same quarter of the previous year. Excluding sales from the Heart Valves business, which was divested effective June 1, 2021, worldwide sales from continuing operations increased by 15.7 percent on a reported basis and 15.2 percent on a constant-currency1 basis for the third quarter of 2021 compared to the third quarter of 2020. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), third quarter 2021 diluted loss per share from continuing operations was $0.82. Third quarter 2021 adjusted diluted earnings per share from continuing operations was $0.68.
“Our third-quarter performance demonstrates continued focus on execution across all regions in our key product lines amidst lingering COVID-19-related headwinds,” said Damien McDonald, Chief Executive Officer of LivaNova. “We are encouraged by our sales growth year over year and compared to 2019, excluding the impact of Heart Valves. In addition, we saw improvements in margins and cash flow generation. We also strengthened our financial flexibility with the completion of an equity offering during the quarter, which allowed us to retire the $450 million term loan and enter into a new $125 million revolver.”

1Constant-currency percent change is a non-GAAP metric. For an explanation of this and other non-GAAP metrics used in this release, please see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP metrics, please see the tables that accompany the press release.

Third Quarter 2021 Results
The following table summarizes worldwide sales for the third quarter of 2021 by business:

$ in millions	Three Months Ended September 30,		% Change at Actual Currency Rates	% Change at Constant-Currency Rates
Business / Product Line:	2021	2020
Cardiopulmonary	$123.2	$107.2	15.0%	14.5%
Heart Valves	—	21.1	N/A	N/A
Advanced Circulatory Support	15.4	12.5	22.8%	22.7%
Cardiovascular	138.6	140.9	(1.6)%	(1.9)%
Neuromodulation	113.3	98.4	15.1%	14.6%
Other	1.3	0.8	62.4%	61.2%
Total Net Sales	$253.2	$240.1	5.5%	5.0%

Cardiovascular, Excluding Heart Valves	$138.6	$119.7	15.8%	15.4%
Total Net Sales, Excluding Heart Valves	$253.2	$218.9	15.7%	15.2%
•Note: Numbers may not add precisely due to rounding. Constant-currency percent change, Cardiovascular, Excluding Heart Valves and Total Net Sales, Excluding Heart Valves are non-GAAP metrics. For an explanation of these and other non-GAAP metrics used in this release, please see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP metrics, please see the tables that accompany the press release.

All sales growth rates below reflect comparable, constant-currency growth. Constant-currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.
Cardiovascular
Cardiovascular sales for the third quarter of 2021 were $138.6 million, representing a 15.4 percent increase versus the third quarter of 2020 after excluding the impact of the Heart Values divestiture. Heart Valves sales in the third quarter of 2020 were $21.1 million.
Sales in Cardiopulmonary products were $123.2 million, representing a 14.5 percent increase versus the third quarter of 2020 primarily related to growth in oxygenator and heart-lung machine sales across all regions.
ACS sales were $15.4 million in the quarter, an increase of 22.7 percent compared to the third quarter of 2020, due to the continued adoption of LifeSPARC® in the U.S. and an increase in procedure volumes.

Neuromodulation
Neuromodulation sales were $113.3 million in the third quarter, representing a 14.6 percent increase versus the third quarter of 2020, reflecting improved market dynamics across all regions.
Financial Performance
On a U.S. GAAP basis, third quarter 2021 operating income from continuing operations was $17.9 million. Adjusted operating income from continuing operations for the third quarter of 2021 was $47.9 million, an increase of 49.1 percent as compared to the third quarter of 2020. This increase was primarily driven by favorable sales results and gross margin improvements.
On a U.S. GAAP basis, the third quarter 2021 effective tax rate was a negative 5.2 percent, as compared to 21.3 percent in the third quarter of 2020. The adjusted effective tax rate in the quarter was 10.5 percent, as compared to 4.5 percent in the third quarter of 2020, related to changes in the geographic income mix.
On a U.S. GAAP basis, third quarter 2021 diluted loss per share from continuing operations was $0.82. Third quarter 2021 adjusted diluted earnings per share from continuing operations was $0.68, as compared to $0.38 per share in the third quarter of 2020. Adjusted diluted weighted average shares outstanding for the third quarter of 2021 were 52.4 million.
2021 Updated Guidance
LivaNova is raising its full-year guidance based upon performance in the first nine months of 2021. Worldwide net sales from continuing operations for full-year 2021 are now expected to grow between 8 and 11 percent on a constant-currency basis, and between 15 and 18 percent after excluding the impact of the Heart Valves divestiture. Adjusted diluted earnings per share from continuing operations for 2021 are now expected to be in the range of $2.00 to $2.10 assuming a share count of 51.5 million for the full-year 2021. In 2021, the Company now estimates that adjusted free cash flow will be in the range of $55 to $75 million.

Webcast and Conference Call Instructions
The Company will host a live audiocast for interested parties commencing at 12 p.m. London time (8 a.m. Eastern Daylight Time) on Wednesday, November 3, 2021 that will be accessible through the Investors section of the LivaNova website at www.livanova.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup to receive the audiocast. To listen to the conference call by telephone, dial +1 844 200 6205 (if dialing from within the U.S.) or +44 208 0682 558 (if dialing from outside the U.S.). The conference ID is 386626. Within 24 hours of the audiocast, a replay will be available under the "News / Events & Presentations" section of the Investors portion of the LivaNova website, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology and innovation company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through innovative medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 3,000 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. For more information, please visit www.livanova.com.
Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant-currency growth. Management believes that referring to comparable, constant-currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.

LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net sales growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted tax rate and adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of contingent consideration arrangements, asset impairment charges and product remediation costs that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net sales, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net sales, the effective tax rate and earnings per share, respectively. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of contingent consideration arrangements, product remediation costs, asset impairment charges, and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.
The Company also believes adjusted financial measures such as adjusted gross profit percentage, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating expenses, adjusted operating income from continuing operations, adjusted segment operating income, adjusted income tax expense, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning and to assist in the design of compensation incentive plans. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.

Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, appointments, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures, and depreciation and amortization for 2021, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, and serving the needs of our customers and patients. Important factors that may cause actual results to differ include, but are not limited to: (i) the severity and duration of the COVID-19 pandemic, its variants and the related impact on our business, financial condition and results of operations; (ii) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (iii) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (iv) the ability to hire and retain key personnel; (v) the ability to attract new customers and retain existing customers in the manner anticipated; (vi) changes in legislation or governmental regulations affecting LivaNova; (vii) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (viii) conditions in the credit markets; (ix) business and other financial risks inherent to the industries in which LivaNova operates; (x) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xi) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xii) the potential for international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, labor shortages, supplier disruptions, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs; (xiii) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; and (xiv) organizational and governance structure. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Lindsey Little Senior Director, Investor Relations Phone: +1 281-895-2382 e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Three Months Ended September 30,
	2021	2020	% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
Cardiopulmonary
US	$40.1	$33.5	19.7%	19.7%
Europe	32.9	29.9	9.7%	8.2%
Rest of World	50.2	43.7	15.0%	14.9%
Total	123.2	107.2	15.0%	14.5%
Heart Valves
US	—	3.1	N/A	N/A
Europe	—	7.9	N/A	N/A
Rest of World	—	10.1	N/A	N/A
Total	—	21.1	N/A	N/A
Advanced Circulatory Support
US	14.9	12.3	21.0%	21.0%
Europe	0.4	0.2	NM	NM
Rest of World	0.1	—	NM	NM
Total	15.4	12.5	22.8%	22.7%
Cardiovascular
US	55.1	49.0	12.4%	12.4%
Europe	33.2	38.1	(12.7)%	(13.9)%
Rest of World	50.4	53.8	(6.4)%	(6.5)%
Total	138.6	140.9	(1.6)%	(1.9)%
Neuromodulation
US	88.7	79.9	11.1%	11.1%
Europe	12.5	10.5	19.5%	16.0%
Rest of World	12.0	8.1	49.1%	47.0%
Total	113.3	98.4	15.1%	14.6%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	1.3	0.8	62.4%	61.2%
Total	1.3	0.8	62.4%	61.2%
Totals
US	143.8	128.9	11.6%	11.6%
Europe	45.7	48.5	(5.8)%	(7.5)%
Rest of World	63.7	62.7	1.6%	1.3%
Total	$253.2	$240.1	5.5%	5.0%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	The sales results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Nine Months Ended September 30,
	2021	2020	% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
Cardiopulmonary
US	$113.3	$96.2	17.7%	17.7%
Europe	98.6	87.5	12.7%	5.8%
Rest of World	137.9	140.9	(2.1)%	(4.4)%
Total	349.8	324.6	7.8%	4.9%
Heart Valves
US	4.9	9.0	(45.2)%	(45.2)%
Europe	14.4	22.8	(36.9)%	(43.2)%
Rest of World	16.8	32.0	(47.4)%	(49.9)%
Total	36.2	63.8	(43.3)%	(46.8)%
Advanced Circulatory Support
US	40.4	28.1	44.1%	44.1%
Europe	0.8	0.8	NM	NM
Rest of World	0.5	0.1	NM	NM
Total	41.7	29.0	43.4%	43.2%
Cardiovascular
US	158.7	133.3	19.0%	19.0%
Europe	113.8	111.1	2.4%	(4.4)%
Rest of World	155.2	173.1	(10.3)%	(12.7)%
Total	427.7	417.5	2.4%	(0.3)%
Neuromodulation
US	262.8	197.3	33.2%	33.2%
Europe	38.8	27.5	41.2%	31.1%
Rest of World	33.0	20.5	61.4%	59.0%
Total	334.6	245.3	36.4%	35.1%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	3.0	1.9	55.9%	48.2%
Total	3.0	1.9	55.9%	48.2%
Totals
US	421.5	330.6	27.5%	27.5%
Europe	152.6	138.6	10.1%	2.6%
Rest of World	191.3	195.4	(2.1)%	(4.6)%
Total	$765.3	$664.7	15.1%	12.9%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	The sales results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2021	2020	% Change
Net sales	$253.2	$240.1
Cost of sales	83.1	92.4
Gross profit	170.1	147.6	15.2%
Operating expenses:
Selling, general and administrative	109.0	104.0
Research and development	42.1	47.4
Other operating expenses	1.1	3.7
Operating income (loss) from continuing operations	17.9	(7.5)	(338.0)%
Interest expense, net	(11.2)	(14.6)
Loss on debt extinguishment	(60.2)	—
Foreign exchange and other gains	13.4	3.4
Loss from continuing operations before tax	(40.1)	(18.7)	114.3%
Income tax expense (benefit)	2.1	(4.0)
Net loss from continuing operations	(42.2)	(14.8)	185.9%
Net loss from discontinued operations, net of tax	—	—
Net loss	($42.2)	($14.8)	185.9%

Basic loss per share:
Continuing operations	($0.82)	($0.30)
Discontinued operations	—	—
	($0.82)	($0.30)

Diluted loss per share:
Continuing operations	($0.82)	($0.30)
Discontinued operations	—	—
	($0.82)	($0.30)

Weighted average common shares outstanding:
Basic	51.6	48.7
Diluted	51.6	48.7

* Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2021	2020	% Change (1)
Adjusted SG&A (1)	$92.6	$91.7	1.0%
Adjusted R&D (1)	37.4	35.9	4.3%
Adjusted operating income from continuing operations (1)	47.9	32.1	49.1%
Adjusted net income from continuing operations (1)	35.8	18.5	93.9%
Adjusted diluted earnings per share from continuing operations (1)	$0.68	$0.38	80.6%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended September 30,		Adjusted (1) Three Months Ended September 30,
	2021	2020	2021	2020
Gross profit	67.2%	61.5%	70.7%	66.5%
SG&A	43.1%	43.3%	36.6%	38.2%
R&D	16.6%	19.7%	14.8%	14.9%
Operating income (loss) from continuing operations	7.1%	(3.1)%	18.9%	13.4%
Net (loss) income from continuing operations	(16.7)%	(6.2)%	14.1%	7.7%
Income tax rate	(5.2)%	21.3%	10.5%	4.5%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Nine Months Ended September 30,
	2021	2020	% Change
Net sales	$765.3	$664.7
Cost of sales	256.8	234.1
Gross profit	508.5	430.6	18.1%
Operating expenses:
Selling, general and administrative	347.5	331.7
Research and development	139.3	108.4
Other operating expenses	43.1	12.6
Operating loss from continuing operations	(21.4)	(22.1)	(3.3)%
Interest expense, net	(43.5)	(24.8)
Loss on debt extinguishment	(60.2)	(1.4)
Foreign exchange and other losses	7.1	1.9
Loss from continuing operations before tax	(118.1)	(46.4)	154.5%
Income tax expense	9.1	17.6
Losses from equity method investments	(0.1)	(0.2)
Net loss from continuing operations	(127.3)	(64.2)	98.3%
Net loss from discontinued operations, net of tax	—	(1.0)
Net loss	($127.3)	($65.2)	95.2%

Basic loss per share:
Continuing operations	($2.56)	($1.32)
Discontinued operations	—	(0.02)
	($2.56)	($1.34)

Diluted loss per share:
Continuing operations	($2.56)	($1.32)
Discontinued operations	—	(0.02)
	($2.56)	($1.34)

Weighted average common shares outstanding:
Basic	49.7	48.6
Diluted	49.7	48.6

* Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Nine Months Ended September 30,
	2021	2020	% Change (1)
Adjusted SG&A (1)	$290.5	$275.2	5.6%
Adjusted R&D (1)	122.8	111.9	9.7%
Adjusted operating income from continuing operations (1)	118.8	48.9	142.7%
Adjusted net income from continuing operations (1)	79.1	26.9	193.5%
Adjusted diluted earnings per share from continuing operations (1)	$1.56	$0.55	182.9%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Nine Months Ended September 30,		Adjusted (1) Nine Months Ended September 30,
	2021	2020	2021	2020
Gross profit	66.4%	64.8%	69.7%	65.6%
SG&A	45.4%	49.9%	38.0%	41.4%
R&D	18.2%	16.3%	16.1%	16.8%
Operating (loss) income from continuing operations	(2.8)%	(3.3)%	15.5%	7.4%
Net (loss) income from continuing operations	(16.6)%	(9.7)%	10.3%	4.1%
Income tax rate	(7.7)%	(37.9)%	12.0%	7.2%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended September 30, 2021	GAAP Financial Measures	Restructuring Expenses (A)	Depreciation and Amortization Expenses (B)	Heart Valves (C)	Financing Transactions (D)	Certain Legal, Contingent Consideration and Other (E)	Stock-based Compensation Costs (F)	Certain Tax Adjustments (G)	Certain Interest Adjustments (H)	Adjusted Financial Measures
Cost of sales	$83.1	$—	($4.0)	$—	$—	($4.7)	($0.2)	$—	$—	$74.3
Gross profit percent	67.2%	—%	1.6%	—%	—%	1.8%	0.1%	—%	—%	70.7%
Selling, general and administrative	109.0	—	(3.0)	—	—	(4.4)	(8.9)	—	—	92.6
Selling, general and administrative as a percent of net sales	43.1%	—%	(1.2)%	—%	—%	(1.8)%	(3.5)%	—%	—%	36.6%
Research and development	42.1	—	—	—	—	(2.8)	(2.0)	—	—	37.4
Research and development as a percent of net sales	16.6%	—%	—%	—%	—%	(1.1)%	(0.8)%	—%	—%	14.8%
Other operating expenses	1.1	(0.1)	—	(0.1)	—	0.2	—	—	—	1.0
Operating income from continuing operations	17.9	0.1	7.0	0.1	—	11.8	11.1	—	—	47.9
Operating margin percent	7.1%	—%	2.8%	0.1%	—%	4.6%	4.4%	—%	—%	18.9%
Income tax expense	2.1	—	0.5	(0.7)	—	1.0	0.2	1.0	—	4.2
Net (loss) income from continuing operations	(42.2)	0.1	6.4	0.8	46.3	10.4	10.9	(1.0)	4.1	35.8
Diluted EPS - Continuing Operations	($0.82)	$—	$0.12	$0.02	$0.88	$0.20	$0.21	($0.02)	$0.08	$0.68

GAAP results for the three months ended September 30, 2021 include:
(A)	Restructuring expenses related to organizational changes
(B)	Includes depreciation and amortization associated with purchase price accounting
(C)	Loss associated with the sale of Heart Valves
(D)	Costs associated with the June 2020 financing transactions, including loss on debt extinguishment, the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(E)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements, other matters and remeasurement of contingent consideration related to acquisitions
(F)	Non-cash expenses associated with stock-based compensation costs
(G)	Primarily relates to discrete tax items
(H)	Primarily relates to non-cash interest expense on the Senior Secured Term Loan and Cash Exchangeable Senior Notes
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended September 30, 2020	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Financing Transactions (E)	Certain Legal, Contingent Consideration and Other (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales	$92.4	$—	$—	($5.2)	($1.1)	$—	($5.4)	($0.4)	$—	$—	$80.3
Gross profit percent	61.5%	—%	—%	2.2%	0.5%	—%	2.2%	0.2%	—%	—%	66.5%
Selling, general and administrative	104.0	—	—	(6.1)	—	0.1	0.3	(6.6)	—	—	91.7
Selling, general and administrative as a percent of net sales	43.3%	—%	—%	(2.5)%	—%	—%	0.1%	(2.8)%	—%	—%	38.2%
Research and development	47.4	—	—	—	—	—	(10.7)	(0.7)	—	—	35.9
Research and development as a percent of net sales	19.7%	—%	—%	—%	—%	—%	(4.5)%	(0.3)%	—%	—%	14.9%
Other operating expenses	3.7	(1.1)	0.3	—	—	—	(3.0)	—	—	—	—
Operating (loss) income from continuing operations	(7.5)	1.1	(0.3)	11.3	1.1	(0.1)	18.7	7.8	—	—	32.1
Operating margin percent	(3.1)%	0.5%	(0.1)%	4.7%	0.5%	—%	7.8%	3.3%	—%	—%	13.4%
Income tax (benefit) expense	(4.0)	—	—	1.5	0.3	—	0.3	0.4	2.5	(0.3)	0.9
Net (loss) income from continuing operations	(14.8)	1.1	(0.4)	9.8	0.8	(4.8)	18.4	7.4	(2.5)	3.5	18.5
Diluted EPS - Continuing Operations	($0.30)	$0.02	($0.01)	$0.20	$0.02	($0.10)	$0.38	$0.15	($0.05)	$0.07	$0.38

GAAP results for the three months ended September 30, 2020 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs associated with the June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters and remeasurement of contingent consideration related to acquisitions
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(I)	Primarily relates to non-cash interest expense on the Senior Secured Term Loan and Cash Exchangeable Senior Notes, intellectual property migration and interest reversed upon the settlement of a tax litigation matter
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Nine Months Ended September 30, 2021	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Heart Valves (D)	Product Remediation Expenses (E)	Financing Transactions (F)	Certain Legal, Contingent Consideration and Other (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales	$256.8	$—	$—	($11.9)	$—	($0.4)	$—	($10.3)	($2.0)	$—	$—	$232.2
Gross profit percent	66.4%	—%	—%	1.6%	—%	0.1%	—%	1.3%	0.3%	—%	—%	69.7%
Selling, general and administrative	347.5	—	—	(9.2)	—	—	—	(25.5)	(22.3)	—	—	290.5
Selling, general and administrative as a percent of net sales	45.4%	—%	—%	(1.2)%	—%	—%	—%	(3.3)%	(2.9)%	—%	—%	38.0%
Research and development	139.3	—	—	0.1	—	—	—	(10.3)	(6.3)	—	—	122.8
Research and development as a percent of net sales	18.2%	—%	—%	—%	—%	—%	—%	(1.3)%	(0.8)%	—%	—%	16.1%
Other operating expenses	43.1	(0.8)	(9.8)	—	0.7	—	—	(32.3)	—	—	—	1.0
Operating (loss) income from continuing operations	(21.4)	0.8	9.8	21.0	(0.7)	0.4	—	78.4	30.6	—	—	118.8
Operating margin percent	(2.8)%	0.1%	1.3%	2.7%	(0.1)%	0.1%	—%	10.2%	4.0%	—%	—%	15.5%
Income tax expense	9.1	—	0.3	1.6	3.0	0.1	—	1.0	0.7	(5.2)	—	10.8
Net (loss) income from continuing operations	(127.3)	0.8	9.5	19.3	(3.7)	0.3	62.7	69.3	29.8	5.2	13.2	79.1
Diluted EPS - Continuing Operations	($2.56)	$0.01	$0.19	$0.38	($0.07)	$0.01	$1.24	$1.37	$0.59	$0.10	$0.26	$1.56

GAAP results for the nine months ended September 30, 2021 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Gain associated with the sale of Heart Valves
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs associated with the June 2020 financing transactions, including loss on debt extinguishment, the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements, other matters, remeasurement of contingent consideration related to acquisitions, gain from remeasurement of an investment and dividend income
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to non-cash interest expense on the Senior Secured Term Loan and Cash Exchangeable Senior Notes
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Nine Months Ended September 30, 2020	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Financing Transactions (E)	Certain Legal, Contingent Consideration and Other (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales	$234.1	$—	$—	($16.1)	($6.9)	$—	$18.9	($1.4)	$—	$—	$228.6
Gross profit percent	64.8%	—%	—%	2.4%	1.0%	—%	(2.8)%	0.2%	—%	—%	65.6%
Selling, general and administrative	331.7	—	—	(15.6)	—	(2.4)	(15.3)	(23.2)	—	—	275.2
Selling, general and administrative as a percent of net sales	49.9%	—%	—%	(2.4)%	—%	(0.4)%	(2.3)%	(3.5)%	—%	—%	41.4%
Research and development	108.4	—	—	(0.1)	—	—	5.9	(2.3)	—	—	111.9
Research and development as a percent of net sales	16.3%	—%	—%	—%	—%	—%	0.9%	(0.3)%	—%	—%	16.8%
Other operating expenses	12.6	(6.6)	(2.0)	—	—	—	(4.0)	—	—	—	—
Operating (loss) income from continuing operations	(22.1)	6.6	2.0	31.8	6.9	2.4	(5.5)	26.9	—	—	48.9
Operating margin percent	(3.3)%	1.0%	0.3%	4.8%	1.0%	0.4%	(0.8)%	4.0%	—%	—%	7.4%
Income tax expense	17.6	0.3	—	4.5	1.1	—	2.3	1.0	(24.4)	(0.3)	2.1
Net (loss) income from continuing operations	(64.2)	6.3	2.0	27.4	5.7	(2.2)	(7.8)	25.9	24.4	9.4	26.9
Diluted EPS - Continuing Operations	($1.32)	$0.13	$0.04	$0.56	$0.12	($0.04)	($0.16)	$0.53	$0.50	$0.19	$0.55

GAAP results for the nine months ended September 30, 2020 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs associated with the June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters and remeasurement of contingent consideration related to acquisitions
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(I)	Primarily relates to non-cash interest expense on the Senior Secured Term Loan and Cash Exchangeable Senior Notes, interest related to the 3T Heater-Cooler matter, intellectual property migration and interest reversed upon the settlement of a tax litigation matter
* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	September 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$181.8	$252.8
Accounts receivable, net of allowance	182.0	184.4
Inventories	123.7	126.7
Prepaid and refundable taxes	36.0	60.2
Assets held for sale	—	70.5
Current derivative assets	95.9	2.1
Prepaid expenses and other current assets	26.8	22.7
Total Current Assets	646.4	719.4
Property, plant and equipment, net	152.7	163.8
Goodwill	905.2	922.3
Intangible assets, net	409.0	437.6
Operating lease assets	46.2	50.5
Investments	16.6	31.1
Deferred tax assets	2.0	3.0
Long-term derivative assets	—	72.3
Other assets	25.4	11.2
Total Assets	$2,203.4	$2,411.4
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$227.8	$13.3
Accounts payable	60.2	73.7
Accrued liabilities and other	97.5	88.0
Current derivative liabilities	151.4	7.4
Current litigation provision liability	33.5	28.6
Taxes payable	20.5	16.5
Accrued employee compensation and related benefits	67.5	51.9
Liabilities held for sale	—	29.7
Total Current Liabilities	658.5	309.1
Long-term debt obligations	10.8	642.3
Contingent consideration	104.1	89.9
Deferred tax liabilities	8.3	8.9
Long-term operating lease liabilities	38.7	42.2
Long-term employee compensation and related benefits	18.2	20.6
Long-term derivative liabilities	—	121.9
Other long-term liabilities	52.4	57.6
Total Liabilities	890.9	1,292.5
Total Stockholders’ Equity	1,312.5	1,118.8
Total Liabilities and Stockholders’ Equity	$2,203.4	$2,411.4

* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Nine Months Ended September 30,
	2021	2020
Operating Activities:
Net loss	($127.3)	($65.2)
Non-cash items included in net loss:
Loss on debt extinguishment	60.2	1.4
Stock-based compensation	30.6	26.8
Amortization	20.0	29.3
Depreciation	18.5	22.2
Remeasurement of contingent consideration to fair value	17.8	(31.2)
Amortization of debt issuance costs	13.1	5.5
Amortization of operating lease assets	12.1	9.8
Remeasurement of Respicardia investment and loan	(4.6)	—
Remeasurement of derivative instruments	(2.2)	(17.7)
Deferred tax (benefit) expense	(0.3)	41.1
Other	1.9	(1.0)
Changes in operating assets and liabilities:
Accounts receivable, net	(7.9)	65.4
Inventories	4.7	(12.1)
Other current and non-current assets	20.5	(15.4)
Accounts payable and accrued current and non-current liabilities	3.0	(50.7)
Taxes payable	5.0	(0.6)
Litigation provision liability	4.0	(124.2)
Net cash provided by (used in) operating activities	69.1	(116.4)
Investing Activities:
Proceeds from sale of Heart Valves, net of cash disposed	40.2	—
Proceeds from sale of Respicardia investment and loan	23.1	—
Purchases of property, plant and equipment	(17.9)	(28.4)
Purchase of investments	(3.5)	(3.2)
Loans to investees	—	(2.3)
Other	(1.4)	0.5
Net cash provided by (used in) investing activities	40.5	(33.3)
Financing Activities:
Repayment of long-term debt obligations	(451.4)	(481.4)
Proceeds from issuance of ordinary shares, net	324.2	—
Payment of make-whole premium on long-term debt obligations	(35.6)	—
Shares repurchased from employees for minimum tax withholding	(12.2)	(5.3)
Payment of contingent consideration	(5.2)	(8.9)
Proceeds from exercise of stock options	2.4	0.2
Debt issuance costs	(1.9)	(20.4)
Proceeds from share issuances under ESPP	1.8	2.1
Proceeds from long-term debt obligations	—	886.9
Proceeds from short term borrowings (maturities greater than 90 days)	—	46.7
Repayments of short term borrowings (maturities greater than 90 days)	—	(44.8)
Purchase of capped call	—	(43.1)
Closing adjustment payment for sale of CRM business	—	(14.9)
Other	(0.2)	(1.2)
Net cash (used in) provided by financing activities	(178.2)	315.9
Effect of exchange rate changes on cash and cash equivalents	(2.4)	0.5
Net (decrease) increase in cash and cash equivalents	(71.0)	166.7
Cash and cash equivalents at beginning of period	252.8	61.1
Cash and cash equivalents at end of period	$181.8	$227.8

* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended September 30,		% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
	2021	2020
Cardiovascular GAAP net sales	$138.6	$140.9	(1.6)%	(1.9)%
Less Heart Valves net sales	—	21.1	N/A	N/A
Cardiovascular net sales, excluding Heart Valves	$138.6	$119.7	15.8%	15.4%

Total GAAP net sales	$253.2	$240.1	5.5%	5.0%
Less Heart Valves net sales	—	21.1	N/A	N/A
Total net sales, excluding Heart Valves	$253.2	$218.9	15.7%	15.2%

	2021	2019
Total GAAP net sales	$253.2	$268.6	(5.7)%	(6.4)%
Less Heart Valves net sales	—	28.9	N/A	N/A
Total net sales, excluding Heart Valves	$253.2	$239.7	5.6%	4.9%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	Numbers may not add precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share from continuing operations, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share from continuing operations (in millions of shares):

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (shares in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP diluted weighted average shares outstanding	51.6	48.7	49.7	48.6
Add effects of stock-based compensation instruments	0.8	0.1	0.9	0.2
Adjusted diluted weighted average shares outstanding (1)	52.4	48.8	50.6	48.8

(1)	Adjusted diluted weighted average shares outstanding is a non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
*	Numbers may not add precisely due to rounding.